EXHIBIT 16




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Paritz & Company, P.A.                              15 Warren Street, Suite 25
                                                  Hackensack, New Jersey 07601
                                                                 (201)342-7753
                                                           Fax: (201) 342-7598


March 29, 2019

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549


We have read Item 4.01 of Form 8-K of The Diamond Cartel Inc. dated November 7, 2018. We agree with the statements made concerning our firm contained therein.



Yours very truly,

/s/ Paritz & Company, P.A.